EXHIBIT 4.5


                              ASSUMPTION AGREEMENT
                       FIRST USA CREDIT CARD MASTER TRUST

         This ASSUMPTION AGREEMENT (this "Agreement"), dated as of October 1, 2004, by CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION, a national banking association (the "Successor"), in favor of and for the benefit of THE BANK OF NEW YORK (DELAWARE), as trustee for the First USA Credit Card Master Trust (the "Trustee").

                             W I T N E S S E T H :

         WHEREAS, Bank One, Delaware, National Association, a national banking association (the "Bank") and the Trustee are parties to the Pooling and Servicing Agreement, dated as of March 28, 2002, as amended (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the "Pooling and Servicing Agreement");

         WHEREAS, in connection with the merger of the Bank and the Successor on the date hereof, the Successor will be the surviving entity;

         WHEREAS, in the event of a merger of the Transferor, the surviving entity, if not the Bank, is required to assume the performance of every covenant and obligation of the Bank, as Transferor, under subsection 7.02(a)(i) of the Pooling and Servicing Agreement;

         WHEREAS, the Successor wishes to affirm that it is the successor in interest to the Bank's rights and obligations as Transferor arising under the Pooling and Servicing Agreement and each of the other Transaction Documents (as defined below) and is obligated to perform all of the Bank's duties as Transferor under the Pooling and Servicing Agreement and each of the other Transaction Documents;

         WHEREAS, in the event of a merger of the Servicer, the surviving entity, if not the Bank, is required to assume the performance of every covenant and obligation of the Bank, as Servicer, under subsection 8.02(i) of the Pooling and Servicing Agreement; and

         WHEREAS, the Successor wishes to affirm that it is the successor in interest to the Bank's rights and obligations as Servicer arising under the Pooling and Servicing Agreement and each of the other Transaction Documents and is obligated to perform all of the Bank's duties as Servicer under the Pooling and Servicing Agreement and each of the other Transaction Documents;

                  NOW, THEREFORE, in consideration of the mutual covenants contained herein, in consideration of the terms and conditions hereof and for other good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned do hereby agree as follows:


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         Section 1. Definitions.

         (a) Capitalized terms used herein and not otherwise defined herein shall have their respective meanings in the Pooling and Servicing Agreement.

         (b) "Transaction Documents" shall mean the Pooling and Servicing Agreement, as amended and supplemented, including by each assignment document relating to the assignment of Receivables in Additional Accounts and each Supplement with respect to any Series issued and currently outstanding, and each loan agreement, spread account agreement and certificate purchase agreement listed on Annex A attached hereto, as each such agreement has been amended and assumed to the date hereof.

         Section 2. Assumption.

         (a) The Successor hereby affirms that it is the successor in interest to all of the Bank's duties and obligations as Transferor under the Transaction Documents and, for the benefit of the Certificateholders, the Trustee and the applicable Enhancement Providers, the Successor hereby assumes and agrees to perform all of the Bank's duties and obligations as Transferor under the Transaction Documents and hereby assumes the performance of every covenant and obligation of the Transferor under the Transaction Documents. The Successor agrees that it shall be liable to the Certificateholders, the Trustee and the applicable Enhancement Providers for all of the obligations of the Bank in its capacity as Transferor arising under and in accordance with the Transaction Documents, whether arising prior to or after the date hereof. To the extent that the Successor, as successor to the Bank, has any rights in the Receivables now existing or hereafter arising in the Accounts (including Additional Accounts) the Receivables of which have been designated for inclusion in the Trust pursuant to the Pooling and Servicing Agreement, including any Assignment of Receivables in Additional Accounts executed on or prior to the date hereof (such Accounts, the "Existing Accounts"), the Successor hereby grants and transfers to the Trustee a security interest in all of the Successor's right, title and interest in, to and under the Receivables now existing and hereafter created and arising in connection with the Existing Accounts, all monies due or to become due with respect thereto (including, without limitation, the right to all Recoveries and Collections of Finance Charge Receivables and Principal Receivables), Interchange, all proceeds (including "proceeds" as defined in the UCC as in effect in the State of Delaware and any other applicable jurisdiction) of such Receivables and Insurance Proceeds relating to such Receivables.

         (b) The Successor hereby affirms that it is the successor in interest to all of the Bank's duties and obligations as Servicer under the Transaction Documents and, for the benefit of the Transferor, the Trustee and the applicable Enhancement Providers, the Successor hereby assumes and agrees to perform all of the Bank's duties and obligations as Servicer under the Transaction Documents and hereby assumes the performance of every covenant and obligation of the Servicer under the Transaction Documents to the extent it is not already obligated to do so by operation of


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law. The Successor agrees that it shall be liable to the Transferor, the
Trustee and the applicable Enhancement Providers for all of the obligations of the Bank in its capacity as Servicer arising under and in accordance with the Transaction Documents, whether arising prior to or after the date hereof.

         Section 3. Representations. The Successor represents to the Trustee as follows:

         (a) Organization and Good Standing. It is a national banking association, duly organized and validly existing in good standing under the laws of the United States and has full corporate power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement.

         (b) Due Qualification. It is duly qualified to do business and is in good standing (or is exempt from such requirement) as a national banking association, in any state required in order to conduct business, and has obtained all necessary licenses and approvals with respect to it required under federal law; provided, however, that no representation or warranty is made with respect to any qualifications, licenses or approvals which the Trustee would have to obtain to do business in any state in which the Trustee seeks to enforce any Receivable.

         (c) Due Authorization. The execution and delivery of this Agreement and the consummation of the transactions provided for in this Agreement have been duly authorized by it by all necessary corporate action on its part and this Agreement will remain, from the time of its execution, its official record.

         (d) No Conflict. The execution and delivery of this Agreement, the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which it is a party or by which it or any of its properties are bound.

         (e) No Violation. The execution and delivery of this Agreement, the performance of the transaction contemplated by this Agreement and the fulfillment of the terms hereof will not conflict with or violate any Requirements of Law applicable to it.

         Section 4. References to the Bank. The parties agree that references in the Transaction Documents to the "Transferor" or the "Servicer" shall be deemed to refer wherever appropriate in the context, to the Successor.

         Section 5. Effectiveness. This Agreement shall become effective at the effective time of the merger of the Bank into the Successor.


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         Section 6. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 7. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

         Section 8. Amendments. The terms of this Agreement may not be amended, waived, modified or terminated except by written instrument signed by the parties hereto. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any rights consequent thereon.

         Section 9. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if sent by facsimile transmission to, sent by courier to or mailed by registered mail, return receipt requested, to (i) in the case of the Successor, White Clay Center Building 200, Route 273, Newark, Delaware 19711, telephone number (302) 575-5000, and (ii) in the case of the Trustee, the Corporate Trust Office, or, as to each party, such other address as shall be designated by such party in a written notice to each other party.

         Any notice so addressed and mailed by registered or certified mail shall be deemed to be given when received and any notice delivered by hand or transmitted by telecommunications device shall be deemed to be given when so delivered or transmitted as applicable. Each party agrees that all notices or other communications permitted or required to be given to the Bank under the Transaction Documents shall be given to the Successor at the address set forth above or at such other address as the Successor may have furnished in writing to the appropriate party.

         Section 10. Successors and Assigns. Neither the obligations of the Successor nor the obligations of the Transferor hereunder, nor the obligations of the Trustee hereunder including any obligations assumed as a result of this Agreement, shall be assigned to any person without the prior written consent of the other parties hereto, except in accordance with the provisions of the Transaction Documents. Subject to the preceding sentence, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

         Section 11. Headings. The headings of Sections have been included herein for convenience only and should not be considered in interpreting this Agreement.

         Section 12. Survival of Representations. All representations contained in this Agreement shall survive the execution and delivery of this Agreement.

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         By its execution hereof, Chase Manhattan Bank USA, National
Association, as Successor, hereby authorizes the Trustee to execute the acknowledgement to this Agreement on behalf of First USA Credit Card Master Trust.


                            [SIGNATURE PAGE FOLLOWS]



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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                     CHASE MANHATTAN BANK USA, NATIONAL
                                     ASSOCIATION, as Successor


                                     By:  ____________________________
                                          Name:
                                          Title:


Acknowledged:
-------------

FIRST USA CREDIT CARD MASTER TRUST


By:      THE BANK OF NEW YORK (DELAWARE),
         as Trustee


By:  ____________________________
     Name:
     Title:

                                    ANNEX A

                          OTHER TRANSACTION DOCUMENTS
                          ---------------------------

1.      Documents relating to Series 1996-4:
        -----------------------------------

   o Certificate Purchase Agreement, dated August 6, 1996, among the Bank, the Trustee, the Class C-1 CIA Certificateholders parties thereto and the agent for the Class C-1 CIA Certificateholders named therein.

   o CIA Purchase Agreement, dated July 30, 1996, between the Bank and the purchaser named therein.

   o Spread Account and Subordination Agreement, dated August 6, 1996, between the Bank and the Trustee.

2.      Documents relating to Series 1997-4:
        -----------------------------------

   o CIA Purchase Agreement, dated June 5, 1997, between the Bank and the purchaser named therein.

   o Spread Account Agreement, dated June 10, 1997, among the Trustee, the Bank and The Bank of New York, as Collateral Agent.

3.      Documents relating to Series 1997-1:
        ------------------------------------

   o CIA Purchase Agreement, dated January 29, 1997, between the Bank and the purchaser named therein.

   o Spread Account Agreement, dated February 4, 1997, among the Bank, the Trustee and The Bank of New York, as Collateral Agent.

4.      Documents relating to Series 1997-8:
        ------------------------------------

   o CIA Purchase Agreement, dated September 11, 1997, between the Bank and the purchaser named therein.

   o Spread Account Agreement, dated September 23, 1997, among the Bank, the Trustee and The Bank of New York, as Collateral Agent.

5.      Documents relating to Series 1997-9:
        -----------------------------------

   o CIA Purchase Agreement, dated October 2, 1997, between the Bank and the purchaser named therein.

   o Spread Account Agreement, dated October 9, 1997, among the Bank, the Trustee and The Bank of New York, as Collateral Agent.

6.      Documents relating to Series 1998-2:
        -----------------------------------

   o Note Purchase Agreement, dated May 14, 1998, between the Bank and the initial purchaser named therein.

7.      Documents relating to Series 1999-A:
        -----------------------------------

   o Amended and Restated Loan Agreement, dated August 28, 2003, among the Bank, the Trustee, the CA Investors parties thereto and the agent named therein.

8.      Documents relating to Series 2001-4:
        -----------------------------------
   o Loan Agreement, dated May 16, 2001, among the Trustee, the Bank, the CA Investors named therein and the agent named therein.